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                                                                   Exhibit 10.14


                           NON COLSTRIP UNIT NUMBER 3
                     WHOLESALE TRANSITION SERVICE AGREEMENT

         This Wholesale Transition Service Agreement (this "Agreement") is entered into effective as of the day of the 17th day of December, 1999 (the "Effective Date"), by and between PP&L MONTANA, LLC, a Delaware limited liability company, ("Seller" or "PP&L"), and THE MONTANA POWER COMPANY, a Montana corporation ("Buyer" or "MPC"). Seller and Buyer are also referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         1. Under the Asset Purchase Agreement, defined below, MPC has sold its generating facilities and/or power purchase/exchange agreements and related assets to PP&L Global, Inc. PP&L Global, Inc. has assigned its interest to PP&L.

         2. MPC must still provide power to its wholesale and retail customers who have not yet chosen an alternative power supplier or who have not yet been given the opportunity to choose an alternative power supplier.

         3. Since MPC will not own any generating facility and/or power purchase/exchange contracts to serve these customers, MPC must contract with PP&L to serve, in part, MPC's remaining wholesale and retail customer loads.

         4. MPC and PP&L enter into this Agreement to allow MPC to purchase and PP&L to sell defined quantities of power from the generating facilities and/or power purchase/exchange contracts.

         5. Since MPC must rely on the Seller to serve a portion of the remaining wholesale and retail customer load, MPC and PP&L intend that PP&L's delivery obligation is absolute and will not be excused for any reason.

         In consideration of the Parties' mutual promises, they agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below. Certain other capitalized terms used herein are either (i) defined where they appear in this Agreement, or (ii) defined in the Asset Purchase Agreement.


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                  (a) "AFFILIATE" means any person that directly or indirectly
Controls, is Controlled by, or is under common Control with the person in question.

                  (b) "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement entered into between Buyer and Seller dated as of October 31, 1998, and pursuant to which Seller shall purchase and Buyer shall sell the MPC generation facility and/or power purchase/exchange agreements.

                  (c) "CLAIMS" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, judgments, penalties, expenses, reasonable attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

                  (d) "CONTRACT QUANTITY" means the amount of energy to be purchased and sold hereunder, as set forth in Article 3.

                  (e) "CONTRACT TERM" means the term of this Agreement as set forth in Section 2.1.

                  (f) "CONTROL" means the possession, directly or indirectly, through one or more intermediaries, of the following: (i) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including, without limitation, liquidating distributions); (iii) in the case of a trust or estate, 50% or more of the beneficial interest therein; (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; or (v) in the case of any entity, the power or authority, through the ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of the entity.

                  (g) "DELIVERY POINT" means (i) the point of interconnection of the Unit to the Buyer's electrical system as defined in the Generation Interconnection Agreement, or (ii) any point of interconnection with the Buyer's transmission system at which capacity and/or energy may be available for purchase pursuant to the Buyer's open access transmission tariff, unless the Seller acquires the Buyer's Colstrip 1, 2 and 3 Transmission Assets as provided in section 1.10(f) of the Asset Purchase Agreement. If the Seller acquires the Buyers' Colstrip 1, 2 and 3 Transmission Assets as provided in section 1.10(f) of the Asset Purchase Agreement, "Delivery Point", with respect to Colstrip Units 1&2, means (i) the points of interconnection between the Colstrip 1, 2 and 3 Transmission Assets and the Buyer's transmission system at Colstrip and/or Broadview and/or Garrison, or (ii) any point of interconnection with the Buyer's


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transmission system at which capacity and/or energy may be available for purchase pursuant to the Buyer's open access transmission tariff.

                  (h) "DELIVERY TERM" means the term for the purchase and sale of energy hereunder, as set forth in Section 2.2.

                  (i) "ENERGY CHARGE" means the price to be paid by Buyer to Seller each month during the Delivery Term for each kWh of the Contract Quantity of energy delivered, as set forth on Exhibit A hereto.

                  (j) "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

                  (k) "FIRM" means that the only excuse for the failure by Seller to deliver energy as required under this Agreement is the Buyer's failure to perform.

                  (l) "FORCE MAJEURE" means an event not anticipated as of the Effective Date, which is not within the reasonable control of the Party (or in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which by the exercise of due diligence the Claiming Party, or third party, is unable to overcome or for which the Claiming Party is unable to obtain or cause to be obtained a commercially reasonable substitute. Events of Force Majeure may include, but are not restricted to: acts of God; fire; explosion; civil disturbance; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint); provided, that none of (a) the loss of Buyer's markets nor Buyer's inability economically to use or resell energy purchased hereunder, (b) Seller's decision not to operate the Unit or any Unit thereof, (c) normal operational outages at the Unit which are not the result of an emergency or similar situation, (d) unless otherwise constituting an event of Force Majeure as defined above, any other outages at the Unit whether resulting from an emergency or not, (e) Seller's failure to reserve sufficient firm transmission to deliver the Contract Quantity at the Delivery Point, (f) Seller's ability to sell energy to a market at a more advantageous price, and
(g) Buyer's failure to reserve sufficient firm transmission to deliver the Contract Quantity from the Delivery Point, shall constitute an event of Force Majeure. Unless otherwise constituting an event of Force Majeure as defined above, interruption by a Transmission Provider shall not be deemed to be Force Majeure unless (i) the Party contracting with such Transmission Provider shall have made arrangements with such Transmission Provider for the firm point-to-point transmission services, network integration transmission service, and/or similar firm transmission service, as defined under the Transmission Provider's tariff or other applicable tariff, of the energy to be delivered or received hereunder and (ii) such interruptions is due to an interruption or curtailment in accordance with the Transmission Provider's tariff or other applicable tariff.


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                  (m) "GAAP" means generally accepted accounting principles
consistently applied for the period(s) in question.

                  (n) "GOOD UTILITY PRACTICE" means any practices, methods or acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and giving due regard for the requirements of governmental agencies having jurisdiction. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the electric utility industry.

                  (o) "INTEREST RATE" means, for any date, two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under "Money Rates"; provided, the Interest Rate shall never exceed the maximum lawful rate permitted by applicable law.

                  (p) "kW" means one kilowatt.

                  (q) "kWh" means one kilowatt hour.

                  (r) "MATERIAL ADVERSE CHANGE" means, in the case of (i) Buyer, has long-term, secured, senior debt that is rated below "BBB-" by S&P and below "Baa3" by Moody's, or (ii) Seller, has long-term, secured, senior debt that is rated below "BBB-" by S&P and below "Baa3" by Moody's. For the purposes of this definition, "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor, and "Moody's" means Moody's Investors Services, Inc. or its successor.

                  (s) "MONTH" means a calendar month.

                  (t) "MPC" means The Montana Power Company, a Montana corporation.

                  (u) "MPT" means Mountain prevailing time, that is, prevailing Standard Time or Daylight Savings Time in the Mountain Time Zone.

                  (v) "MPSC" means the Montana Public Service Commission, or any successor agency thereto.

                  (w) "mW" means one megawatt.


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                  (x) "mWh" means megawatt hour.

                  (y) "PROPORTIONAL ALLOCATION FACTOR" means the percentage to multiply the Remaining Customer Load by to obtain the Seller's non-binding load estimate.

                  (z) "REMAINING CUSTOMER LOAD" means the Seller's load obligation to the Buyer. The Remaining Customer Load is a portion of the Buyer's load obligation ("Residual Load") for customers who have not chosen, or been given an opportunity to choose, a power supplier other than the Montana Power Company MPSC regulated Communication and Energy Services Division power supply. Exhibit D provides an initial estimate of the non-binding Remaining Customer Load which the Seller can determine a non-binding estimate of their load obligation by multiplying the Remaining Customer Load by the appropriate Proportional Allocation Factor. Exhibit D shows the calculations used to compute the Remaining Customer Load as the Buyer's Residual Load less deliveries from Colstrip 3 and other possible purchases (purchases from the Bonneville Power Administration and/or Qualifying Facilities).

                  (aa) "SCHEDULE" or "SCHEDULING" means the acts of Seller, Buyer and/or their designated representatives, including, without limitation, each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of energy to be delivered hourly on any given day or days during the Delivery Term at a specified Delivery Point.

                  (bb) "TRANSMISSION PROVIDERS" means the entity or entities transmitting energy on behalf of Seller or Buyer to or from the Delivery Point.

                  (cc) "UNIT" means either (or in the plural, all) The Montana Power Company's generating unit or units and/or power purchase/exchange contracts that the Buyer sold and the Seller purchased pursuant to the Asset Purchase Agreement.

                  (dd) "WORK DAY" means a workday observed by both Parties beginning at 8:00 a.m. and closing at 5:00 p.m. local time for each Party's principal place of business.


                                    ARTICLE 2
                              TERM AND TERMINATION

         2.1 CONTRACT TERM. Subject to the provisions of Section 16.6 regarding winding-up arrangements, the Contract Term shall begin on the day immediately succeeding the Closing Date, as defined in the Asset Purchase Agreement, and shall continue until the end of the Delivery Term.


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         2.2 DELIVERY TERM. The purchase and sale of energy shall commence at
00:00:01 MPT on the day immediately succeeding the Closing Date and shall end when the Buyer's Remaining Customer Load is zero or no later than 23:59:59 MPT June 30, 2002. No interruption in purchases or sales shall operate to extend the Delivery Term.

         2.3 TERMINATION. Neither Party shall have the right to terminate this Agreement except as provided in Article 9.


                                    ARTICLE 3
                                    QUANTITY

         3.1 CONTRACT QUANTITY/SELLER'S OBLIGATIONS. Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, an amount of firm energy measured in mWh per hour equal to the Seller's proportional allocation of Buyer's actual Remaining Customer Load. An initial non-binding estimate of the Seller's share of the Buyer's Remaining Load Obligation can be computed by multiplying the initial estimate of the Remaining Customer Load shown in Exhibit D by the appropriate Proportional Allocation Factor in Exhibit C. The Proportional Allocation Factor defined in Exhibit C assumes the same Closing Date, which will be defined, for all assets and power purchase agreements. The Proportional Allocation Factor may change if the generation asset and contract sale results in multiple Closing Dates, or a different mix of resources available to serve the Remaining Customer Load. Seller's obligation to deliver, or cause to be delivered, the Contract Quantity shall be absolute, regardless of whether the Unit is operated or operable. Seller shall not be required to provide the Contract Quantity from the Unit, and shall be entitled to provide the Contract Quantity from any source.

         3.2 DELIVERIES. All deliveries and receipts of energy under this Agreement shall be made at the Delivery Point as nominated by Seller.

         3.3 RESERVES. Seller shall be solely responsible for all reserve requirements associated with its delivery obligation under this Agreement, including spinning and supplemental reserves, as determined in accordance with Western Systems Coordinating Council and Northwest Power Pool minimum operating reliability criteria. The Seller shall ensure sufficient reserves through sharing or other arrangements to maintain deliveries to Buyer at all times.


                                    ARTICLE 4
                                  ENERGY CHARGE

         4.1 ENERGY CHARGE. Buyer shall pay to Seller each month during the Delivery Term an Energy Charge equal to the product of (i) the price set forth on Exhibit A


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attached hereto (the Energy Charge reflected in mills/kWh) times (ii) the amount of energy in kWh actually delivered in accordance with this Agreement by Seller. The Energy Charge shall be payable in arrears pursuant to Article 10.

         4.2 FAILURE TO DELIVER. Unless excused by Buyer's failure to perform or Force Majeure, if Seller fails to deliver all or part of the required or otherwise Scheduled Contract Quantity of energy at the Delivery Point, Seller shall pay Buyer, on the date payment would otherwise be due to Seller, an amount for each kWh of such deficiency equal to the positive difference, if any, obtained by subtracting the Energy Charge for the deficient Contract Quantity from the Replacement Price, plus twenty percent (20%) of the resulting amount. "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases substitute energy not delivered by Seller (plus additional transmission charges, if any, incurred by Buyer to the Delivery Point) or, absent a purchase, the market price for such quantity of energy at such Delivery Point as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges.

         4.3 FAILURE TO RECEIVE. Unless excused by Seller's failure to perform or Force Majeure, if Buyer fails to receive all or part of the required or otherwise Scheduled Contract Quantity of energy at the Delivery Point, Buyer shall pay Seller, on the date payment would otherwise be due to Seller, an amount for each kWh of such deficiency equal to the positive difference, if any, obtained by subtracting the Replacement Price for the deficient Contract Quantity from the Energy Charge, plus twenty percent (20%) of the resulting amount. "Replacement Price" means the price at which Seller, acting in a commercially reasonable manner, sells the deficiency energy not received by Buyer (plus additional transmission charges, if any, incurred by Seller to the Delivery Point) or, absent a purchase, the market price for such quantity of energy at such Delivery Point as determined by Seller in a commercially reasonable manner; provided, however, in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges.

         4.4 ACKNOWLEDGMENT OF THE PARTIES. The Parties stipulate that the payment obligations set forth in this Article 4 are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and waive the right to contest such payments as an unreasonable penalty. If either Party fails to pay amounts in accordance with this Article 4 when due, the other Party shall have the right to: (a) suspend performance until such amounts plus interest at the Interest Rate have been paid, and/or (b) exercise any remedy available at law or in equity to enforce payment of such amount plus interest at the Interest Rate. With respect to the amount of such damages only, the remedy set forth in this Article 4 shall be the sole and exclusive remedy of the Parties for the failure of Seller to sell and deliver, and Buyer to purchase and receive, the Contract Quantity and all other damages and remedies are hereby waived. Disagreements with respect to the calculation of damages pursuant to


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this Article 4 shall be submitted to arbitration in accordance with the arbitration procedures set forth in Section 16.9.

         4.5 FIXED RATES. The rates for service specified in this Agreement shall remain in effect for this Agreement and shall be determined in accordance with this Agreement for the Delivery Term, and shall not be subject to change for this Agreement through application to FERC pursuant to the provisions of
Section 205 of the Federal Power Act absent the Agreement in writing of both of the Parties.


                                    ARTICLE 5
                     OPERATIONS, TRANSMISSION AND SCHEDULING

         5.1 OPERATING PROCEDURES. Seller and Buyer shall mutually develop written operating procedures prior to the beginning of the Delivery Term. Topics covered by such operating procedures shall include, but not be limited to, methods of day-to-day communications, scheduling, accounting, and key personnel lists for Seller and Buyer. Where applicable, the operating procedures shall comply with the terms and conditions of the Buyer's open access transmission tariff. Seller shall provide and deliver the energy and perform its other obligations hereunder, at all times consistent with Good Utility Practice.

         5.2 TRANSMISSION. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to deliver the energy to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the energy at the Delivery Point. Each Party shall designate authorized representatives to effect the Scheduling of the Contract Quantity.

         5.3 LONG-TERM NOTIFICATION. The Seller will be provided non-binding estimates of the Buyer's Remaining Customer Load obligation in the following manner: Upon completion of the sale, Seller will be notified of Buyer's non-binding Remaining Customer Load monthly capacity and energy obligation through the Contract Term if different than Exhibit D. These will be the Buyer's best estimates and will not be guaranteed schedules. By the fifteenth of each month during the Contract Term, the Buyer will notify the Seller of the non-binding monthly energy and peak estimates for the Remaining Customer Load provided the non-binding Remaining Customer Load estimate have changed from previously provided estimates. The Seller will be responsible to serve its proportional allocation of the Buyer's actual Remaining Customer Load as defined in Section 3.1 and will be notified of this obligation pursuant to Section 5.4.


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         5.4 SHORT-TERM NOTIFICATION. Each day the Seller will be provided a preschedule for the next day's hourly loads; on weekends and holidays, however, the preschedule will be provided to the Seller consistent with regional scheduling practices. The hourly prescheduled amounts will be the firm schedule if no changes are necessary. If MPC deems necessary a change to the preschedule in order to balance Seller's resources to the Remaining Customer Load, then the preschedule will be provided to the Seller consistent with regional scheduling practices. If the schedule, as provided and modified through time by MPC, is different from the actual load requirements; MPC will be responsible for the forecast error, including acquiring the power necessary to meet the difference and any associated cost of the power acquired to meet the difference. The Seller is obligated to meet the schedule provided by the Buyer as described in Section 5.1.

         5.5 OTHER NOTIFICATIONS. All transactions hereunder shall not be reported to any party in determining any indexed price for electricity including, but not limited to any Dow Jones Mid-Columbia Electricity Index.


                                    ARTICLE 6
                DELIVERY POINT; OBLIGATIONS OF THE PARTIES; TITLE

         6.1 DELIVERY POINT. Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Contract Quantity at the Delivery Point.

         6.2 OBLIGATIONS OF THE PARTIES. Up to the Delivery Point, Seller shall be responsible for any costs or charges imposed on or associated with the delivery of the Contract Quantity, including, but not limited to, control area services, inadvertent energy flows, transmission losses and loss charges relating to the transmission of the Contract Quantity. At and from the Delivery Point, Buyer shall be responsible for any costs or charges imposed on or associated with the Contract Quantity, including, but not limited to, control area services (except as provided in Section 3.3), inadvertent energy flows, transmission losses and loss charges relating to the transmission of the Contract Quantity.

         6.3 TITLE; RISK OF LOSS; AND INDEMNITY. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the energy prior to the Delivery Point and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the energy at and from the Delivery Point. Seller warrants that it will deliver to Buyer the Contract Quantity, free and clear of all liens, Claims and encumbrances arising prior to the Delivery Point. Title to and risk of loss related to the Contract Quantity shall transfer from Seller to Buyer at the Delivery Point. Seller and Buyer shall each


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indemnify, defend and hold harmless the other Party from any Claims arising from any act or incident occurring when title to the energy is vested in the indemnifying Party.

         In furtherance of the foregoing, each Party represents to the other that it has read and understood the Agreement Limiting Liability Among Western Interconnected Systems ("Western Systems Agreement"). If either Party is not a party to the Western Systems Agreement or terminates its participation in the Western Systems Agreement, then, notwithstanding, the provisions of the Western Systems Agreement shall apply in full force and effect as between the Parties to the extent that such provisions apply to the transactions contemplated by this Agreement. For purposes of this paragraph, the Western Systems Agreement is incorporated herein by the reference.


                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS AND WARRANTIES. As a material inducement to entering into this Agreement, each Party, with respect to itself, hereby represents and warrants to the other Party as of the Effective Date as follows:

                  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement;

                  (b) except for the regulatory approvals as provided in Section
9.4 hereof, it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement;

                  (c) the execution, delivery and performance of this Agreement are within its statutory and corporate powers, have been authorized by all necessary action and do not violate any of the terms or conditions in its governing documents or any contract to which it is a party or any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination applicable to it;

                  (d) this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending;

                  (e) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it; and


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         (f) there are no suits, proceedings, judgments, rulings or orders by or before any court or any governmental authority that materially adversely affect its ability to perform this Agreement.

         7.2 ADDITIONAL REPRESENTATION AND WARRANTY. Buyer hereby further represents and warrants to Seller that Buyer, under this Agreement, is a wholesale purchaser and is purchasing the energy hereunder for resale.

         7.3 NO OTHER REPRESENTATIONS AND WARRANTIES. Each Party acknowledges that it has entered into this Agreement based solely upon the express representations and warranties set forth in this Agreement.


                                    ARTICLE 8
                              ADDITIONAL COVENANTS

         8.1 REMAKING OF REPRESENTATIONS AND WARRANTIES. Each Party covenants that it will cause its respective representations and warranties in Sections 7.1 and 7.2 to remain true and correct throughout the Contract Term.

         8.2 FINANCIAL INFORMATION.

         If requested by Buyer, Seller shall cause to be delivered as soon as available and (i) within one hundred twenty (120) days following the end of each fiscal year, a copy of the annual report of Seller containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within sixty (60) days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Seller containing unaudited consolidated financial statements for such fiscal quarter.

         If requested by Seller, Buyer shall cause to be delivered as soon as available and (i) within one hundred twenty (120) days following the end of each fiscal year, a copy of the annual report of Buyer containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within sixty (60) days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Buyer containing unaudited consolidated financial statements for such fiscal quarter.

         In all cases the statements required under this Section 8.2 shall be for the most recent accounting period and prepared in accordance with GAAP; provided that, should any such statements not be timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.


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                                    ARTICLE 9
              EVENTS OF DEFAULT, REMEDIES AND REGULATORY APPROVALS

         9.1 EVENTS OF DEFAULT. An "Event of Default" means, with respect to a Party alleged to have taken or been affected by any of the actions set forth below in this Section 9.1 (the "Defaulting Party"):

                  (a) the failure by the Defaulting Party to make, when due, any payment required under this Agreement if such failure is not remedied within five (5) Work Days after written notice of such failure is given to the Defaulting Party by the other Party ("Non-Defaulting Party"), provided that the payment is not the subject of a good faith dispute as described in the billing and payment provisions under Article 10; or

                  (b) any representation or warranty made by the Defaulting Party in this Agreement shall prove to have been false or misleading in any material respect when made or ceases to remain true during the Contract Term; or

                  (c) the failure by the Defaulting Party to perform any covenant set forth in this Agreement (other than the events that are otherwise specifically covered in this Section 9.1 as a separate Event of Default or Seller's obligation to sell and deliver, and Buyer's obligation to purchase and receive, for which a separate remedy is provided in Article 4), and such failure is not cured within five (5) Work Days after written notice thereof to the Defaulting Party; or

                  (d) the Defaulting Party shall make an assignment (other than any assignment permitted pursuant to Article 11) or any general arrangement for the benefit of creditors;

                  (e) the Defaulting Party shall file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it and such petition is not withdrawn or dismissed within thirty (30) days after such filing;

                  (f) the Defaulting Party shall otherwise become bankrupt or insolvent (however evidenced); or

                  (g) the Defaulting Party shall be unable to pay its debts as they fall due;

                  (h) the guarantor of the Defaulting Party fails to perform any covenant set forth in the guaranty agreement it delivered in respect of this Agreement (if any), any representation or warranty made by such guarantor in the guaranty agreement


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shall prove to have been false or misleading in any material respect when made or when deemed to be repeated or such guarantor shall take or suffer any actions set forth in Section 9.1 (d) as applied to it; or

                  (i) guarantor of the Defaulting Party shall repudiate, purport to revoke or fail to perform any of such guarantor's obligations under such guarantor's guaranty hereunder, or guarantor shall cease to exist; or

                  (j) if at any time, in the case of: (i) Buyer, Buyer shall have defaulted on its indebtedness to third parties resulting in obligations (whether individually or in the aggregate) of Buyer in excess of Twenty Five Million U.S. Dollars ($25,000,000), becoming, or becoming capable of being declared, accelerated; or (ii) Seller, Seller shall have defaulted on its indebtedness to third parties resulting in obligations of Seller in excess of Twenty Five Million U.S. Dollars ($25,000,000), becoming, or becoming capable of being declared, accelerated.

         9.2 REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) If an Event of Default occurs with respect to a Defaulting Party at any time during the Contract Term, the Non-Defaulting Party may, for so long as the Event of Default is continuing (i) establish a date (which date shall be between five (5) and ten (10) Work Days after the Non-Defaulting Party delivers notice) ("Early Termination Date") on which this Agreement shall terminate if the Event of Default has not been cured and (ii) withhold any payments due in respect of this Agreement; provided, however, upon the occurrence of any Event of Default listed in Section 9.1(d) as it may apply to any Party, this Agreement shall automatically terminate, without notice, and without any other action by either Party as if an Early Termination Date had been declared immediately prior to such event. If an Early Termination Date has been designated, the Non-Defaulting Party shall in good faith calculate its Gains or Losses and Costs (as hereafter defined) resulting from the termination of this Agreement. The Gains, Losses and Costs shall be determined by comparing the value of the remaining Contract Term and Contract Quantity under this Agreement had it not been terminated to the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third-party offer or which are reasonably expected to be available in the market under a replacement contract for this Agreement. To ascertain the market prices of a replacement contract, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX electricity futures contracts, quotations from leading dealers in energy swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission. It is expressly agreed that a Party shall not be required to enter into a replacement transaction in order to determine the Termination Payment (as hereafter defined). The Non-Defaulting Party shall aggregate such Gains, Losses and Costs with respect to this Agreement into a single net amount ("Termination Payment") and notify the Defaulting Party. If the Non-Defaulting Party's aggregate Losses and Costs exceed


                                       13
MPC NON COLSTRIP 3
its aggregate Gains, the Defaulting Party shall, within five (5) Work Days of receipt of such notice, pay the net amount to the Non-Defaulting Party, which amount shall bear interest at the Interest Rate from the Early Termination Date until paid. If the Non-Defaulting Party's aggregate Gains exceed its aggregate Losses and Costs, if any, resulting from the termination of this Agreement, the amount of the Termination Payment shall be zero. If the Defaulting Party disagrees with the calculation of the Termination Payment, the issue shall be submitted to binding arbitration in accordance with the arbitration procedures set forth in Section 16.9 and the resulting Termination Payment shall be due and payable within ten (10) Work Days after the award.

                  (b)      For purposes of this Agreement:

                  "Costs" mean(s), with respect to a Party, brokerage fees, commissions and other similar transaction costs and expenses, including, without limitation, verifiable breakage costs, reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace this Agreement and attorneys' fees, if any, incurred in connection with enforcing its rights under this Agreement.

                  "Gains" mean(s), with respect to a Party, an amount equal to the present value of the economic benefit (exclusive of Costs), if any, to such Party resulting from the termination of its obligations with respect to this Agreement determined in a commercially reasonable manner.

                  "Losses" mean(s), with respect to a Party, an amount equal to the present value of the economic loss (exclusive of Costs), if any, to such Party resulting from the termination of its obligations with respect to this Agreement determined in a commercially reasonable manner.

                  In no event, however, shall a Party's Gains, Losses or Costs include any penalties, ratcheted demand or similar charges. At the time for payment of any amount due under this Section 9.2, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder.

         9.3 OTHER EVENTS. Except with respect to the initial regulatory approvals provided for in Section 9.4, in the event that either Party is regulated by a federal, state or local regulatory body, and such body shall subsequently disallow all or any portion of any costs incurred or yet to be incurred by such Party under any provision of this Agreement, such action shall not operate to excuse such Party from performance of any obligation nor shall such action give rise to any right of such Party to any retroactive adjustment of the Energy Charge. Despite the foregoing, if a Party's activities hereunder become subject to regulation of any kind whatsoever under any law (other than with respect to Transition Costs) to a greater or different extent than that


                                       14
MPC NON COLSTRIP 3
existing on the Effective Date and such regulation either (a) renders all of this Agreement illegal or unenforceable or (b) materially adversely affects the business of a Party, with respect to its financial position or otherwise, then in the case of (a) above, either Party, and in the case of (b) above, only the Party affected (for purposes of this Section 9.3, the "Defaulting Party"), shall at such time have the right to declare an Early Termination Date in accordance with the provisions hereof; provided that notwithstanding the rights of the Parties to declare an Early Termination Date as above stated, the Defaulting Party shall be liable for payment of the Termination Payment calculated by the Non-Defaulting Party as provided in Section 9.2.

         9.4 REGULATORY APPROVALS. The Seller shall file this Agreement with FERC. The obligations of the Parties under this Agreement are subject to and contingent upon receipt and approval by each Party (in each Party's sole discretion) of an order of FERC accepting this Agreement for filing or otherwise permitting this Agreement to be or become effective, including, without limitation, rates to be charged hereunder. If the FERC or any reviewing court or other governmental agency, including, without limitation, the Montana Public Service Commission, imposes any condition, limitation or qualification upon this Agreement or upon the performance by either of the Parties of its performance hereunder which, individually or in the aggregate, precludes either or both of the Parties from performing, in whole or in part, this Agreement, or materially adversely affects the benefits of this Agreement to either Party, then the precluded or affected Party may terminate this Agreement by giving, within not less than thirty (30) days of the entry of any such order or decree, written notice thereof to the other Party, effective as of the date of entry of the applicable order or decree imposing such condition, limitation or qualification. In no event shall the terminating Party incur any liability (whether for lost revenues or lost profits or otherwise) as a result of such termination.


                                   ARTICLE 10
                               BILLING AND PAYMENT

         10.1 BILLING AND PAYMENT. Seller shall render to Buyer (by regular mail, facsimile or other acceptable means pursuant to Article 14) for each calendar month during the Delivery Term a statement setting forth the total Energy Charges for the month and any other charges due Seller, including, without limitation, any payment due pursuant to Article 4 during the preceding month. Billing and payment will be based on the Energy Charge and on Scheduled hourly quantities. Payment by Buyer shall be due on or before thirty (30) days after receipt of Seller's statement, to the payment address provided in Exhibit B hereto. Overdue payments shall accrue interest at the Interest Rate from, and including, the due date to, but excluding, the date of payment. If Buyer, in good faith, disputes a statement, Buyer shall provide a written explanation specifying in detail the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date. If any amount disputed by Buyer is


                                       15
MPC NON COLSTRIP 3
determined to be due to Seller, it shall be paid within ten (10) days of such determination, along with interest accrued at the Interest Rate from the original due date until the date paid.

         10.2 SETOFF. If Buyer and Seller are each required to pay to the other an amount in the same month under this Agreement, then such amounts with respect to each Party may be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed. Each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses consistent with Article 12 (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. The obligations to make payment under this Agreement between the Parties may be setoff against each other.

         10.3 AUDIT. Each Party (and its representatives) has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of energy delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of one (1) year from the rendition thereof; and provided further that this Section 10.3 will survive any termination of this Agreement for a period of one (1) year from the date of such termination for the purpose of such statement and payment objections.


                                   ARTICLE 11
                           ASSIGNMENT; BINDING EFFECT

         11.1 ASSIGNMENT. Neither Party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Despite the foregoing, either Party may, without the need for consent from the other Party (and without relieving itself from liability hereunder), (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements; (b) transfer or assign this Agreement to an Affiliate of such Party; or (c) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; provided, however, that in the case of (b) and (c) any such assignee shall agree in writing to be bound by the


                                       16
MPC NON COLSTRIP 3
terms and conditions hereof. Assignments or transfers not in compliance with this section shall be void.

         11.2 BINDINGS EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. No assignment or transfer permitted hereunder shall relieve Seller or Buyer of any of their respective obligations under this Agreement.


                                   ARTICLE 12
                    FORCE MAJEURE AND LIMITATION OF LIABILITY

         12.1 FORCE MAJEURE. If either Party is rendered unable by Force Majeure to carry out, in whole or part, its obligations under this Agreement and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be excused to the extent provided for herein. The Party affected by the Force Majeure shall remedy the Force Majeure with all reasonable dispatch.

         12.2 LIMITATION OF REMEDIES, LIABILITY AND DAMAGES. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE


                                       17
MPC NON COLSTRIP 3

PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

         12.3 DUTY TO MITIGATE. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

         12.4 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.


                                   ARTICLE 13
                             TAXES; TRANSITION COSTS

         13.1 APPLICABLE TAXES. Seller shall be responsible for all existing and any new sale, use, excise, ad valorem, and any other similar taxes, imposed or levied by any federal, state or local governmental agency on the energy generated, sold and delivered hereunder up to the delivery of such energy to the Delivery Point. Buyer shall be responsible for all existing and any new sale, use, excise, ad valorem, and any other similar taxes, imposed or levied by any federal, state or local governmental agency on the energy sold and delivered hereunder from and after the delivery of such energy to the Delivery Point. Each Party shall indemnify, release, defend and hold harmless the other Party from and against any and all liability for taxes imposed or assessed by any taxing authority with respect to the energy sold, delivered and received hereunder that are the responsibility of such Party pursuant to this Section 13.1.


                                   ARTICLE 14
                                     NOTICES

         14.1 NOTICES. All notices, requests, statements or payments shall be made as specified in Exhibit B hereto. Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Work Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next Work Day). Notice by


MPC NON COLSTRIP 3
overnight mail or courier shall be deemed to have been received two (2) Work Days after it is sent. A Party may change its address by providing notice of same in accordance herewith.


                                   ARTICLE 15
                                    SECURITY

         15.1 SECURITY. So long as a Party does not suffer a Material Adverse Change, it is not obligated to furnish the other Party a guaranty of its performance hereunder. If, however, a Party suffers a Material Adverse Change and is unable to remedy such condition within thirty (30) days after the onset of the condition, then, in addition to any other remedies it may have, the other Party may require the Party suffering Material Adverse Change to provide additional credit support, such as a letter of credit, corporate guarantee or such other collateral mutually agreeable to both Parties.


                                   ARTICLE 16
                                  MISCELLANEOUS

         16.1 ENTIRELY. This Agreement and the Exhibits hereto constitute the entire agreement between the Parties. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. Except for any matters which, in accordance with the express provisions of this Agreement, may be resolved by verbal agreement between the Parties, no amendment, modification or change herein shall be enforceable unless reduced to writing and executed by both Parties.

         16.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MONTANA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT SUCH LAWS MAY BE PREEMPTED BY THE LAWS OF THE UNITED STATES OF AMERICA.

         16.3 NON-WAIVER. No waiver by any Party hereto of any one or more defaults by the other Party in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

         16.4 SEVERABILITY. Except as otherwise stated herein, any provision or article declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of a statutory change, will not otherwise affect the lawful obligations that arise under this Agreement.


MPC NON COLSTRIP 3

         16.5 HEADINGS; EXHIBITS. The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.

         16.6 WINDING UP ARRANGEMENTS. All indemnity and audit rights shall survive the termination of this Agreement. All obligations provided in this Agreement shall remain in effect following the expiration or termination of this Agreement to the extent necessary to give full force and effect to the rights and obligations undertaken by the Parties herein.

         16.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

         16.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

         16.9 ARBITRATION. ANY DISPUTE OR NEED OF INTERPRETATION ARISING OUT OF THIS AGREEMENT PERTAINING TO THE CALCULATION OF A TERMINATION PAYMENT OR A PAYMENT REQUIRED PURSUANT TO ARTICLE 4 SHALL BE SUBMITTED TO BINDING ARBITRATION BY ONE ARBITRATOR WHO HAS NOT PREVIOUSLY BEEN EMPLOYED BY EITHER PARTY, AND DOES NOT HAVE A DIRECT OR INDIRECT INTEREST IN EITHER PARTY OR THE SUBJECT MATTER OF THE ARBITRATION. SUCH ARBITRATOR SHALL EITHER BE AS MUTUALLY AGREED BY THE PARTIES WITHIN THIRTY (30) DAYS AFTER WRITTEN NOTICE FROM EITHER PARTY REQUESTING ARBITRATION, OR FAILING AGREEMENT, SHALL BE SELECTED UNDER THE EXPEDITED RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). SUCH ARBITRATION SHALL BE HELD IN ALTERNATING LOCATIONS OF THE HOME OFFICES OF SELLER AND BUYER, COMMENCING WITH BUYER'S OFFICE. THE RULES OF THE AAA SHALL APPLY TO THE EXTENT NOT INCONSISTENT WITH THE RULES HEREIN SPECIFIED. EITHER PARTY MAY INITIATE ARBITRATION BY WRITTEN NOTICE TO THE OTHER PARTY AND THE ARBITRATION SHALL BE CONDUCTED ACCORDING TO THE FOLLOWING: (a) NOT LATER THAN SEVEN (7) DAYS PRIOR TO THE HEARING DATE SET BY THE ARBITRATOR EACH PARTY SHALL SUBMIT A BRIEF WITH A SINGLE PROPOSAL FOR SETTLEMENT, (b) THE HEARING SHALL BE CONDUCTED ON A CONFIDENTIAL BASIS WITHOUT CONTINUANCE OR ADJOURNMENT, (c) THE ARBITRATOR SHALL BE LIMITED TO SELECTING ONLY ONE OF THE TWO PROPOSALS SUBMITTED BY THE PARTIES,
(d) EACH PARTY SHALL DIVIDE EQUALLY THE COST OF THE ARBITRATOR AND THE

MPC NON COLSTRIP 3

HEARING AND EACH PARTY SHALL BE RESPONSIBLE FOR ITS OWN EXPENSES AND THOSE OF ITS COUNSEL AND REPRESENTATIVES AND (e) EVIDENCE CONCERNING THE FINANCIAL POSITION OR ORGANIZATIONAL MAKE-UP OF THE PARTIES, ANY OFFER MADE OR THE DETAILS OF ANY NEGOTIATION PRIOR TO ARBITRATION AND THE COST TO THE PARTIES OF THEIR REPRESENTATIVES AND COUNSEL SHALL NOT BE PERMISSIBLE. WITH RESPECT TO ALL OTHER DISPUTES, THE PARTIES SHALL BE ENTITLED TO AVAIL THEMSELVES OF ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY.

         16.10 ACKNOWLEDGMENT OF ARBITRATION. EACH PARTY UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE WITH RESPECT TO ANY DISPUTE OR NEED OF INTERPRETATION PERTAINING TO THE CALCULATION OF A TERMINATION PAYMENT OR A PAYMENT REQUIRED PURSUANT TO ARTICLE 4 OF THIS AGREEMENT. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION PROVISION. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

         IN WITNESS WHEREOF, the Parties, by their respective duly authorized representatives, have executed this Agreement effective as of the Effective Date. This Agreement shall not become effective as to either Party unless and until executed by both Parties.


                             PP&L MONTANA, LLC


                             By:   /s/ Roger Petersen
                                   --------------------------------------------

                             Name: Roger Petersen
                                   --------------------------------------------

                             Title: President
                                    -------------------------------------------


                             THE MONTANA POWER COMPANY


                             By:   /s/ Michael E. Zimmerman
                                   --------------------------------------------

                             Name: Michael E. Zimmerman
                                   --------------------------------------------

                             Title: Vice President & General Counsel
                                    -------------------------------------------

MPC NON COLSTRIP 3

                                    EXHIBIT A
                                     TO THE
                     WHOLESALE TRANSITION SERVICE AGREEMENT


                                  ENERGY CHARGE

         Seller will be paid a weighted monthly on-peak and off-peak Dow Jones Mid Columbia index (as defined below, the "Index") price (computed as described below) as long as the cumulative weighted average Index price does not exceed
22.25 mills per kWh. The cumulative weighted average Index price will become a rolling twelve (12) month weighted average Index price starting in the thirteenth (13th) month after the first month of the Delivery Term. If the weighted monthly Index price is less than 20.00 mills per kWh, then the weighted monthly Index price will be set at 20.00 mills per kWh. If the cumulative weighted average Index price or the twelve (12) month weighted average Index price exceeds 22.25 mills per kWh, then the monthly Index price will be set at an amount that makes the cumulative weighted average Index price or the twelve
(12) month weighted average Index price index equal to 22.25 mills per kWh. The weighted monthly Index price index will be computed as the Index price weighted by the amount of energy actually delivered for each month by Seller. See the examples included in this Exhibit for an illustration of the weighted monthly Index price calculation (EXAMPLE 1 - CALCULATION OF MONTHLY WEIGHTED INDEX PRICE) and an illustration of how the price paid will be computed using the cumulative weighted average Index price and the twelve month rolling average Index price (EXAMPLE 2 - PRICE PAID COMPUTATION).

         For purposes of this Agreement, "Index" means the prices in the Dow Jones Mid-Columbia Electricity Firm Index reported by Dow Jones to Dow Jones Telerate subscribers for on-peak hours and off-peak hours for each day of the relevant billing month. If a price for any on-peak hour is not reported in the Index, then the price for such unreported on-peak hour period shall be determined by calculating the average of the Index prices last reported for the on-peak hours period immediately preceding and immediately succeeding such unreported on-peak hour period. If a price for any off-peak hour period is not reported in the Index, then the price of such unreported off-peak hour period shall be determined by calculating the average of the Index prices last reported for the off-peak hours immediately preceding and immediately succeeding such unreported off-peak hour period. "On-peak hours" are the hours between 6:00 a.m. and 10:00 p.m. Pacific prevailing time, Monday through Saturday, exclusive of holidays recognized by the North American Electric Reliability Council or its successor. Off-peak hours are hours that are not on-peak hours provided however, the total amount of energy actually sold by Seller and purchased by Buyer hereunder shall not be included in the calculation of the on-peak and off-peak Dow Jones Mid-Columbia Index reported by Dow Jones.

MPC NON COLSTRIP 3

                                    EXHIBIT A

                                    EXAMPLE 1

                                  EXAMPLE 1 - CALCULATION OF MONTHLY WEIGHTED INDEX PRICE


                                                                                                                 Monthly
                                       Dow Jones Mid-C Price                                     $ per mWh       Weighted
                              ----------------------------------------                              Times         Average
    Month        Day          Period          $ per mWh          Hours        mWh Delivered     mWh Delivered      Price
    -----        ---          ------          ---------          -----        -------------     -------------      -----
January        1         Firm on-peak            21.6             16            3,200              $69,120
               1         Firm off-peak           20.0              8            1,600              $32,000

January        2         Firm on-peak            23.5             16            3,168              $74,448
               2         Firm off-peak           19.0              8            1,640              $31,160

     --        --               --                --             --              --                  --
     --        --               --                --             --              --                  --
     --        --               --                --             --              --                  --

January        31        Firm on-peak            18.6             16            3,168              $58,925
               31        Firm off-peak           18.0              8            1,640              $29,520
                                                                              -------            ---------

January      Total                                                            148,800            $3,124,800        21.0

MPC NON COLSTRIP 3

                                    EXHIBIT A

                                    EXAMPLE 2

                      EXAMPLE 2 - OF PRICE PAID COMPUTATION
                       Assuming a January 1, 1999 Closing

                          Example                                                                      Annual
                        Index Price                                                         Last 11     Price    Sum of Max.
                         See Note              Sum of    Months     Index       Sum of      months       Cap    Payments (K$)
                           $/MWh       gWh       gWh    in Sums   Price*gWh     Index      Payments     $/MWh   Price Cap*gWH
                           -----       ---       ---    -------   ---------    Price*gWh      (K$)      -----   -------------
                                                                               ---------      ----
       January 1999         21.0     148.65      149        1        3,122       3,122           0       22.25      3,307
      February 1999         26.0     134.27      283        2        3,491       6,613       3,122       22.25      6,295
         March 1999         15.0     148.65      432        3        2,230       8,842       6,295       22.25      9,602
         April 1999         20.0     143.86      575        4        2,877      11,719       9,268       22.25     12,803
           May 1999         26.0     74.33       650        5        1,932      13,652      12,145       22.25     14,457
          June 1999         27.0     71.93       722        6        1,942      15,594      14,078       22.25     16,057
          July 1999         21.0     148.65      870        7        3,122      18,716      16,020       22.25     19,365
        August 1999         26.0     148.65    1,019        8        3,865      22,581      19,141       22.25     22,672
     September 1999         22.0     143.86    1,163        9        3,165      25,745      22,672       22.25     25,873
       October 1999         21.0     148.65    1,311       10        3,122      28,867      25,837       22.25     29,181
      November 1999         22.0     143.86    1,455       11        3,165      32,032      28,959       22.25     32,381
      December 1999         25.0     148.65    1,604       12        3,716      35,748      32,124       22.25     35,689
       January 2000         27.0     148.65    1,604       12        4,014      36,640      32,567       22.25     35,689
      February 2000         21.0     134.27    1,604       12        2,820      35,969      32,516       22.25     35,689
         March 2000         26.0     148.65    1,604       12        3,865      37,604      32,362       22.25     35,689


                        Price    Price paid                 Sum of     Annual
                        Paid    compared to    Payments    Payments   weighted
                        $/Mwh   Index Price?     (K$)        (K$)       $/mWH
                        -----   ------------     ----        ----       -----


       January 1999     21.00      equal to      3,122        3,122      21.00
      February 1999     23.63     less than      3,173        6,295      22.25
         March 1999     20.00    greater than    2,973        9,268      21.48
         April 1999     20.00      equal to      2,877       12,145      21.11
           May 1999     26.00      equal to      1,932       14,078      21.67
          June 1999     27.00      equal to      1,942       16,020      22.20
          July 1999     21.00      equal to      3,122       19,141      21.99
        August 1999     23.75     less than      3,531       22,672      22.25
     September 1999     22.00      equal to      3,165       25,837      22.22
       October 1999     21.00      equal to      3,122       28,959      22.08
      November 1999     22.00      equal to      3,165       32,124      22.07
      December 1999     23.98     less than      3,565       35,689      22.25
       January 2000     21.00     less than      3,122       35,689      22.25
      February 2000     21.00      equal to      2,820       35,335      22.03
         March 2000     23.38     less than      3,327       35,689      22.25

Note

The Index Price will be developed using the methodology shown in EXAMPLE - CALCULATION OF MONTHLY WEIGHTED AVERAGE PRICE. The values shown do not represent actual prices.

MPC NON COLSTRIP 3

                                    EXHIBIT B
                                     TO THE
                     WHOLESALE TRANSITION SERVICE AGREEMENT

                                     NOTICES


                               NOTICES AND PAYMENT

BUYER:
NOTICES & CORRESPONDENCE:                PAYMENTS:

The Montana Power Company
40 E. Broadway                           for The Montana Power Company
Butte, Montana 59701                     ABA Routing # 092900383
Attn.: General Counsel                   Account # 156210000816
Facsimile No.: (406) 497-2451            [or address if wire not required]


INVOICES:
The Montana Power Company
40 E. Broadway
Butte, Montana 59701
Attn.: Resource Acquisition Director


SELLER:
NOTICES, CORRESPONDENCE, & INVOICES:         PAYMENTS:
-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

Attn.:
----------------------------
Facsimile No.:  (_____)

MPC NON COLSTRIP 3

                                    EXHIBIT C
                                     TO THE
                     WHOLESALE TRANSITION SERVICE AGREEMENT

                         PROPORTIONAL ALLOCATION FACTOR




                                                      ALLOCATION FACTOR (%)
               COLSTRIP UNITS 1 AND 2                              33.28

               COLSTRIP #3                            Fixed Delivery Requirement

               COLSTRIP #4                                         0.00

               CORETTE                                             16.08

               HYDRO + BASIN + EXCHANGE                            50.64
                          Black Eagle
                          Cochrane
                          Hauser
                          Hebgen
                          Holter
                          Kerr
                          Madison
                          Morony
                          Mystic
                          Rainbow
                          Ryan
                          Thompson Falls
                          Basin
                          Idaho Exchange

               Total                                              100.00

               The allocation factors may change if the Generating Asset sale results in a different mix of resources available to serve the remaining customer load.


MPC NON COLSTRIP 3

                                    EXHIBIT D
                                     TO THE
                     WHOLESALE TRANSITION SERVICE AGREEMENT

                NON-BINDING ESTIMATE OF REMAINING CUSTOMER LOAD

                                                  ENERGY LOAD (GWh)
                 ----------------------------------------------------------------------------------
                                                                      PP&L GLOBAL RESPONSIBILITY
                                                                  ---------------------------------
                                                                                          REMAINING
                 RESIDENTIAL      QF       MILLTOWN      BPA      PP&L     COLSTRIP 3     CUSTOMER
                     LOAD     DELIVERIES  DELIVERIES  PURCHASES   TOTAL    DELIVERIES       LOAD
                 -----------  ----------  ----------  ---------   -----    ----------     ---------
          Jan        597          69          1                    527         149           379
          Feb        507          66          1                    440         139           301
          Mar        527          69          1                    456         149           307
          Apr        453          70          1                    381         144           238
          May        477          71          1                    405          74           331
          Jun        465          65          1                    399          72           327
   2000   Jul        429          68          1                    360         149           211
          Aug        419          66          1                    353         149           204
          Sep        381          65          1                    315         144           171
          Oct        394          70          1                    323         149           174
          Nov        442          72          1                    369         144           225
          Dec        497          72          1                    424         149           275
       Annual       5589         822         14                   4753        1609          3144

          Jan        438          69          1                    368         149           220
          Feb        377          66          1                    310         134           176
          Mar        377          69          1                    307         149           158
          Apr        331          70          1                    259         144           115
          May        341          71          1                    269          74           195
   2001   Jun        335          65          1                    269          72           197
          Jul        316          68          1                    246         149            98
          Aug        305          66          1                    239         149            90
          Sep        276          65          1                    209         144            66
          Oct        287          70          1                    216         149            67
          Nov        328          72          1                    255         144           111
          Dec        374          72          1                    301          79           222
       Annual       4085         822         14                   3249        1534          1714


          Jan        369          69          1                    300           0           300
          Feb        315          66          1                    248           0           248
          Mar        312          69          1                    242           0           242
   2002   Apr        270          70          1                    198           0           198
          May        269          71          1                    198           0           198
          Jun        251          65          1                    185           0           185
     6 Months       1787         410          7                   1369           0          1369

                                                  PEAK LOAD (MW)
                 ----------------------------------------------------------------------------------
                                                                      PP&L GLOBAL RESPONSIBILITY
                                                                   --------------------------------
                                                                                          REMAINING
                 RESIDENTIAL     QF        MILLTOWN      BPA       PP&L      COLSTRIP 3   CUSTOMER
                    LOAD      DELIVERIES  DELIVERIES  PURCHASES    TOTAL     DELIVERIES     LOAD
                 -----------  ----------  ----------  ---------    -----     ----------   ---------
          Jan       1155          99          1                     1054        200         854
          Feb       1099         100          2                      998        200         798
          Mar        893         100          2                      791        200         591
          Apr        832         101          2                      729        200         529
          May        802         104          2                      696        100         596
          Jun        868         104          2                      762        100         662
   2000   Jul        817         104          2                      711        200         511
          Aug        794         102          2                      690        200         491
          Sep        656         102          2                      552        200         353
          Oct        724         103          2                      619        200         419
          Nov        869         103          2                      764        200         564
          Dec        924         101          2                      822        200         622
       Annual       1155         104          2                     1054        200         854

          Jan        869          99          1                      768        200         560
          Feb        846         100          2                      745        200         545
          Mar        641         100          2                      539        200         339
          Apr        607         101          2                      504        200         304
          May        551         104          2                      445        100         345
   2001   Jun        616         104          2                      511        100         411
          Jul        589         104          2                      483        200         283
          Aug        574         102          2                      470        200         270
          Sep        465         102          2                      362        200         162
          Oct        537         103          2                      432        200         232
          Nov        665         103          2                      560        200         360
          Dec        712         101          2                      609        200         409
       Annual        869         104          2                      768        200         569


          Jan        748          99          1                      647          0         647
          Feb        728         100          2                      627          0         627
          Mar        538         100          2                      437          0         437
    2002  Apr        491         101          2                      388          0         388
          May        419         104          2                      313          0         313
          Jun        452         104          2                      346          0         346
     6 Months        748         104          2                      647          0         647

NOTE:

This example assumes that the Colstrip 3 deliveries begin noon December 17, 1999, and follow the monthly amounts shown.

MPC NON COLSTRIP 3